EXHIBIT 23.  CONSENT OF EXPERTS AND COUNSEL

                         CONSENT OF INDEPENDENT ACCOUNTANTS




To The Board Of Directors and Stockholders of Helix Technology Corporation:


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of our report dated January 24, 2001, relating to the consolidated financial statements and financial statement schedule which appear in Helix Technology Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.




/S/PricewaterhouseCoopers LLP
-----------------------------
   PricewaterhouseCoopers LLP
   Boston, Massachusetts
   March 23, 2001